As filed with the Securities and Exchange Commission on August 29, 2005
                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                            COMVERSE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


            NEW YORK                                13-3238402
  (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                                909 Third Avenue
                            New York, New York 10022
                                 (212) 652-6801
                    (Address of Principal Executive Offices)

        COMVERSE TECHNOLOGY, INC. 2005 STOCK INCENTIVE COMPENSATION PLAN
                            (Full Title of the Plan)

                          -----------------------------

                                 Kobi Alexander
                             Chief Executive Officer
                            Comverse Technology, Inc.
                                909 Third Avenue
                            New York, New York 10022
                                 (212) 652-6801
                     (Name and Address of Agent For Service)

                                    Copy to:

                             Paul L. Robinson, Esq.
                                 General Counsel
                            Comverse Technology, Inc.
                                909 Third Avenue
                            New York, New York 10022
                                 (212) 652-6801



                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                                Proposed Maximum      Proposed Maximum
Title of Each Class of                      Amount to be           Offering              Aggregate               Amount of
Securities to be Registered                 Registered(1)         Per Share (2)       Offering Price (2)      Registration Fee (3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10, per share      6,000,000              $25.60             $153,570,000               $18,075.19
====================================================================================================================================

(1) Plus such indeterminate number of shares of common stock of the Company as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act of 1933, as amended, for the purpose of calculating the maximum aggregate offering price and the registration fee, the proposed maximum offering price per share was determined based upon the average of the high and low prices of the Company's common stock as reported by the Nasdaq National Market on August 26, 2005.

(3)  The registration fee was paid on August 29, 2005.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents previously filed with the Commission (File No. 000-15502) by Comverse Technology, Inc. (the "Company" or the "Registrant") are incorporated by reference in this Registration Statement:

           (A) Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended January 31, 2005;

           (B) All other reports filed by the Company under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since January 31, 2005; and

           (C) Description of the Company's Common Stock, contained in the Company's registration statement on Form 8-A, filed with the Commission on March 17, 1987, including any amendment or report filed for the purpose of updating that description.

           Any report (or portion thereof) "furnished" on Form 8-K shall not be incorporated by reference.

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents; however unless expressly incorporated into this Registration Statement, a report (or portion thereof) "furnished" on Form 8-K shall not incorporated by reference into this Registration Statement Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

           The validity of the securities has been passed upon by Paul L. Robinson, Esq., General Counsel of the Company. Mr. Robinson holds options to purchase Common Stock granted under employee stock option plans.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Registrant is incorporated under the laws of the State of New York. The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Registrant may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Registrant. In a nonderivative action or threatened action, the BCL provides that the Registrant may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant.

           Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

           The above is a general summary of certain indemnity provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

           The Registrant has included in its Certificate of Incorporation, a provision that no director of the Registrant shall be personally liable to the Registrant or its shareholders in damages for any breach of duty as a director, provided that such provision shall not be construed to eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the BCL.

           The by-laws of the Registrant further provide that the Registrant shall indemnify its directors and officers, and shall advance their expenses in the defense of any action for which indemnification is sought, to the full extent permitted by the BCL and when authorized by resolution of the shareholders or directors of the Registrant or any agreement providing for such indemnification or advancement of expenses, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to him established that his acts were committed in bad faith or were the result of active and deliberate dishonesty material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The Registrant has entered into indemnity agreements with each of its directors and officers pursuant to the foregoing provisions of its by-laws.

           The Registrant maintains insurance policies insuring each of its directors and officers against certain civil liabilities, including liabilities under the Securities Act.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.     EXHIBITS.

      Exhibit
       Number       Description
       ------       -----------

        4.1 Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1987. (File No. 000-15502.))

        4.2 Certificate of Amendment of Certificate of Incorporation effective February 26, 1993. (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992. (File No. 000-15502.))

        4.3 Certificate of Amendment of Certificate of Incorporation effective January 12, 1995. (Incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994. (File No. 000-15502.))

        4.4 Certificate of Amendment of Certificate of Incorporation, dated October 18, 1999. (Incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended January 31, 2000. (File No. 000-15502.))

        4.5 Certificate of Amendment of Certificate of Incorporation, dated September 19, 2000. (Incorporated by reference to Exhibit 3.5 to the Company's Annual Report on Form 10-K for the year ended January 31, 2001. (File No. 000-15502.))

        4.6 By-Laws of the Company, as amended. (Incorporated by reference to Exhibit 3.6 to the Company's Annual Report on Form 10-K for the year ended January 31, 2003. (File No. 000-15502.))

        5.1*        Opinion of Paul L. Robinson, Esq.

        23.1* Consent of Paul L. Robinson, Esq. (included in Exhibit 5.1 hereto).

        23.2*       Consent of Independent Registered Public Accounting Firm.

        24.1* Powers of Attorney (included in the signature pages of this Registration Statement).

        99.1*       Comverse Technology, Inc. 2005 Stock Incentive Compensation
                    Plan

-----------------------------

*filed herewith

ITEM 9.     UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that the undertakings in paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed, with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of August, 2005.

                                                    COMVERSE TECHNOLOGY, INC.
                                                    Registrant

                                                    By:  /s/ Kobi Alexander
                                                          ----------------------
                                                    Name:  Kobi Alexander
                                                    Title: Chairman and Chief
                                                           Executive Officer

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kobi Alexander, David Kreinberg and Paul Robinson, or any of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments (including all post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                                    TITLE                                   DATE
---------                                    -----                                   ----

/s/ Kobi Alexander                  Chairman of the Board and Chief             August 29, 2005
------------------------            Executive Officer and Director
Kobi Alexander                      (Principal Executive Officer)


/s/ David Kreinberg                 Executive Vice President and Chief          August 29, 2005
------------------------            Financial Officer (Principal Financial
David Kreinberg                     and Accounting Officer)


/s/ Raz Alon                        Director                                    August 29, 2005
------------------------
Raz Alon

/s/ Itsik Danziger                  Director                                    August 29, 2005
------------------------
Itsik Danziger

/s/ John H. Friedman                Director                                    August 29, 2005
------------------------
John H. Friedman

/s/ Ron Hiram                       Director                                    August 29, 2005
------------------------
Ron Hiram

/s/ Sam Oolie                       Director                                    August 29, 2005
------------------------
Sam Oolie

/s/ William Sorin                   Director                                    August 29, 2005
------------------------
William F. Sorin

Exhibits Index

      Exhibit
       Number       Description
       ------       -----------

        4.1 Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1987. (File No. 000-15502.))

        4.2 Certificate of Amendment of Certificate of Incorporation effective February 26, 1993. (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992. (File No. 000-15502.))

        4.3 Certificate of Amendment of Certificate of Incorporation effective January 12, 1995. (Incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994. (File No. 000-15502.))

        4.4 Certificate of Amendment of Certificate of Incorporation, dated October 18, 1999. (Incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended January 31, 2000. (File No. 000-15502.))

        4.5 Certificate of Amendment of Certificate of Incorporation, dated September 19, 2000. (Incorporated by reference to Exhibit 3.5 to the Company's Annual Report on Form 10-K for the year ended January 31, 2001. (File No. 000-15502.))

        4.6 By-Laws of the Company, as amended. (Incorporated by reference to Exhibit 3.6 to the Company's Annual Report on Form 10-K for the year ended January 31, 2003. (File No. 000-15502.))

        5.1*        Opinion of Paul L. Robinson, Esq.

        23.1* Consent of Paul L. Robinson, Esq. (included in Exhibit 5.1 hereto).

        23.2*       Consent of Independent Registered Public Accounting Firm.

        24.1* Powers of Attorney (included in the signature pages of this Registration Statement).

        99.1*       Comverse Technology, Inc. 2005 Stock Incentive Compensation
                    Plan

-----------------------------

*filed herewith